Exhibit 99.13

CONSENT OF STEPTOE & JOHNSON LLP

We hereby consent to the use of our name and to the description of our services as described under the caption “The Transactions—Background of the Transactions” in the proxy statement/prospectus which forms part of the Registration Statement on Form S-4, including any amendments thereto, of Marathon Oil Corporation. relating to the transaction between Ashland Inc. and Marathon Oil Corporation.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ STEPTOE & JOHNSON LLP
STEPTOE & JOHNSON LLP

May 2, 2005